UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022 (December 31, 2021)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway Amityville, NY 11701	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-5270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 to the True Harvest Asset Purchase Agreement

On December 31, 2021, in connection with the closing of its previously announced acquisition of substantially all of the assets and the assumption of certain liabilities of True Harvest, LLC, an Arizona limited liability company (“True Harvest”) by True Harvest Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary (“TH Buyer”) of The Greenrose Holding Company Inc. (“Greenrose” or the “Company”), the Company, TH Buyer and True Harvest entered into a third amendment (“Amendment No. 3”) to the Asset Purchase Agreement dated March 12, 2021 (as amended from time to time, the “True Harvest Asset Purchase Agreement”). The acquisition of substantially all of the assets and the assumption of certain liabilities of True Harvest was completed on December 31, 2021 and is referred to as the “True Harvest Acquisition”.

Pursuant to the True Harvest Asset Purchase Agreement, the Company paid aggregate consideration of $57.6 million at closing, consisting of:

●	$12.5 million in cash;

●	$23.0 million in the form of a convertible note, of which all principal and interest is payable in shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) at a conversion price of $10.00 per share or, at the holder’s election, cash;

●	$4.6 million in assumed debt evidenced by three (3) promissory notes in favor of existing creditors of True Harvest; and

●	$17.5 million in shares of Common Stock valued at $3.95 per share.

Pursuant to an Amended Earnout Payment Agreement entered into by the Company, TH Buyer and True Harvest simultaneously with the entry into Amendment No. 3, contingent upon True Harvest achieving a certain price point per pound of cannabis flower relative to total flower production within 36 months following the close of the acquisition, Greenrose will pay additional consideration of up to $35.0 million in the form of an earnout, payable in shares of Common Stock.

The Company financed the True Harvest Acquisition using the proceeds of the Company’s delayed draw commitment from the Company’s existing lenders (collectively the “Lenders”) of Seventeen Million Dollars ($17,000,000) (the “Delayed Draw Commitment”).

The Common Stock issued to True Harvest as a portion of the consideration for the True Harvest Acquisition was issued in a private placement exempt from registration pursuant to Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of Amendment No. 3 to the True Harvest Asset Purchase Agreement and the Amended Earnout Payment Agreement are not complete and is qualified in its entirety by reference to the complete text of Amendment No. 3 to the True Harvest Asset Purchase Agreement (including the exhibits thereto), a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

True Harvest Registration Rights Agreement

On December 31, 2021, in connection with the closing of the True Harvest Acquisition, Greenrose entered into a Registration Rights Agreement (the “True Harvest Registration Rights Agreement”) with True Harvest, as holder, pursuant to which Greenrose agreed that, at the request of True Harvest, Greenrose will file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock issued as part of the consideration in the True Harvest Acquisition, and Greenrose will use its reasonable best efforts to have the resale registration statement declared effective as soon as reasonably practicable after the filing thereof. Additionally, True Harvest is entitled to piggyback registration rights.

The foregoing description of the True Harvest Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the True Harvest Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Convertible Promissory Note

Also on December 31, 2021, TH Buyer entered into a convertible promissory note (the “Convertible Promissory Note”) with True Harvest, as lender, in aggregate principal amount of $23 million, representing a portion of the consideration paid to True Harvest in the True Harvest Acquisition. The Convertible Promissory Note bears interest at a rate of 8.0% per annum and matures on December 31, 2024. Obligations under the Convertible Promissory Note are guaranteed by Greenrose. All amounts of principal and interest may be paid in shares of Common Stock of the Company at a conversion price equal to $10.00, subject to adjustment, or, at the holder’s election, in cash.

The foregoing description of the Convertible Promissory Note is not complete and is qualified in its entirety by reference to the complete text of the Form of Convertible Promissory Note, a copy of which is attached as an exhibit to the Amendment No. 3 to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Unsecured Promissory Notes

Also on December 31, 2021, TH Buyer entered into three (3) unsecured promissory notes (the “Unsecured Promissory Notes”) with certain existing creditors of True Harvest in aggregate amount of $4.6 million, representing the assumption of certain liabilities of True Harvest in connection with the True Harvest Acquisition.

The Unsecured Promissory Notes accrue interest on all outstanding principal amounts at a rate of twelve percent (12.0%) per annum. The Unsecured Promissory Notes are payable in twenty-four (24) equal consecutive monthly payments beginning on January 15, 2022 until January 15, 2024. On January 15, 2024, all amounts then outstanding including principal, accrued but unpaid interest and fees, if any, shall be due. The lenders under the Unsecured Promissory Notes may choose to accelerate all amounts (including principal, accrued but unpaid interest and fees, if any) upon the occurrence and continuation of specified events of default, provided that all payments on account of the principal amount of the Unsecured Promissory Notes, together with all accrued interest thereon, are subject, subordinate and junior, in right of payment and exercise of remedies, to the Company’s senior secured debt.

The foregoing description of the Unsecured Promissory Notes is not complete and is qualified in its entirety by reference to the complete text of the Form of Unsecured Promissory Notes, a copy of which is attached as an exhibit to the Amendment No. 3 to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Amendment No. 1 to the Credit Agreement

On December 31, 2021, immediately prior to the closing of the True Harvest Acquisition, the Company entered into Amendment No. 1 to Credit Agreement (“Amendment No. 1 to Credit Agreement”) with DXR Finance, LLC (the “Agent”), and the Lenders. In connection with Amendment No. 1 to Credit Agreement, the Company agreed to issue to the Agent on the delayed draw funding date a Warrant (“Warrant No. 2”) representing 550,000 nonvoting shares of Common Stock. Amendment No. 1 to Credit Agreement also provided for certain technical amendments to the Credit Agreement to facilitate the True Harvest Acquisition, including, but not limited to, permitting the Convertible Promissory Note, the Unsecured Promissory Notes, and the Amended Earnout Payment Agreement.

The Company drew Seventeen Million Dollars ($17,000,000) from the Delayed Draw Commitment to finance the True Harvest Acquisition. The loan matures on November 26, 2024 and bears an interest rate of the LIBOR plus the applicable margin of 16% per annum, subject to a LIBOR floor of 1.0%, provided that for the first 12 months after the Closing Date, interest at the rate of 8.5% per annum may be payable-in-kind and thereafter interest at the rate of 5% per annum may be payable in kind. Interest is payable on the last business day of each quarter.

.

The Delayed Draw resulted in an incremental 550,000 warrants on the same terms and conditions issued to the lender for a total of 2,550,000 issued, with a modification to the Floor Amount for any cash election made, and providing at least one (1) business day prior notice to the Agent to exercise the Delayed Draw Commitment.

The foregoing description of the Amendment No. 1 to Credit Agreement is not complete and is qualified in its entirety by reference to the complete text of the Amendment No. 1 to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Warrant No. 1

In connection with the Amendment No. 1 to Credit Agreement, on December 31, 2021 the Company amended and restated warrant no. 1 (the “Amended and Restated Warrant No. 1”), originally issued to the Agent on November 26, 2021. Pursuant to the Amended and Restated Warrant No. 1, the Agent may elect to receive cash in lieu of shares of Common Stock, then such cash payment would be subject to a floor amount (the “Floor Amount”). The “Floor Amount” means:

(1)	6.00 per share for any cash election made following December 31, 2021 and prior to November 26, 2022;

(2)	$7.00 per share for any cash election made on or after November 27, 2022 and before November 26, 2023;

(3)	$8.00 per share for any cash election made on or after November 27, 2023 and before November 26, 2024;

(4)	$9.00 per share for any cash election made on or after November 27, 2024 and before November 26, 2025; and

(5)	$10.00 per share for any cash election made on or after November 27, 2025 and before November 26, 2026.

The Amended and Restated Warrant No. 1 was issued to the Agent in a private placement exempt from registration pursuant to Rule 506(b) of Regulation D under Section 4(a)(2 of the Securities Act of 1933, as amended.

The foregoing description of the Amended and Restated Warrant No. 1 is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Warrant No. 1, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Warrant No. 2

In connection with the Amendment No. 1 to Credit Agreement, the Company on December 31, 2021 issued warrant no. 2 (“Warrant No. 2”) to the Agent providing for an incremental 550,000 warrants on the same terms and conditions as the Amended and Restated Warrant No. 1, for a total of 2,550,000 warrants issued, with the same modification to the Floor Amount for any cash election made.

The Warrant No. 2 was issued to the Agent in a private placement exempt from registration pursuant to Rule 506(b) of Regulation D under Section 4(a)(2 of the Securities Act of 1933, as amended.

The foregoing description of the Warrant No. 2 is not complete and is qualified in its entirety by reference to the complete text of the Warrant No. 2, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report under the captions “—Convertible Promissory Note,” “—Unsecured Promissory Notes” and “—Amendment No. 1 to the Credit Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report under the captions “—Amendment No. 3 to the True Harvest Asset Purchase Agreement,” “—Amended and Restated Warrant No. 1” and “—Warrant No. 2” is incorporated herein by reference

Item 8.01. Other Events.

On January 3, 2022, the Company issued a press release announcing the consummation of the True Harvest Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1†	Amendment No. 3 to the Asset Purchase Agreement dated as of December 31, 2021, by and among True Harvest, LLC, an Arizona limited liability company, Greenrose Acquisition Corp, a Delaware corporation, and True Harvest Holdings, Inc., a Delaware corporation.
4.1	Registration Rights Agreement of True Harvest, LLC.
4.2	Amended and Restated Warrant No. 1
4.3	Warrant No. 2
10.1††	Amendment No. 1 to the Senior Secured Credit Agreement among the Company, TPT Merger Sub, Theraplant, DXR Finance, LLC as Agent (“Agent”) and DXR-GL HOLDINGS I, LLC, DXR-GL HOLDINGS II, LLC, and DXR-GL HOLDINGS III, LLC as lenders.
99.1	Press release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

††	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2022	The Greenrose Holding Company Inc.

	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer